UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Appointment of Principal Officer.

Effective March 31, 2005, the Board of Directors of MetroPCS, Inc. (the “Registrant”) appointed J. Braxton Carter to the position of Senior Vice President and Chief Financial Officer.

Mr. Carter, 47, joined the Registrant as Vice President of Corporate Operations in February 2001. Prior to joining the Registrant, Mr. Carter was Chief Financial Officer and Chief Operating Officer of PrimeCo PCS, the successor entity of PrimeCo Personal Communications, a national wireless communications service provider formed in March 2000. He held various senior management positions with PrimeCo Personal Communications, including Chief Financial Officer and Controller, from 1996 until March 2000. Mr. Carter also has extensive senior management experience in the retail industry and spent 10 years in public accounting.

The terms of Mr. Carter’s employment agreement governing his employment as the Registrant’s Senior Vice President and Chief Financial Officer have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Registrant will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.
Date: April 6, 2005
	By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer